Exhibit 5.1

Procopio	PROCOPIO 12544 High Bluff Drive Suite 400 San Diego, CA 92130 T. 858.720.6300 F. 619.235.0398

DEL MAR HEIGHTS LAS VEGAS ORANGE COUNTY PHOENIX SAN DIEGO SILICON VALLEY

December 8, 2020

CV Sciences, Inc.
10070 Barnes Canyon Road
San Diego, CA 92121

Re: Registration Statement on Form S-3 (No. 333-237772)

Ladies and Gentlemen:

We have acted as special counsel to CV Sciences, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on April 21, 2020, which was declared effective by the Commission on April 30, 2020 (No. 333-237772) (the “Registration Statement”), a base prospectus dated April 21, 2020 (the “Base Prospectus”), and a prospectus supplement dated December 8, 2020 (the “Prospectus Supplement”, and together with the Base Prospectus, the “Prospectus”), relating to the registration under the Act by the Company of up to such number of shares of the Company’s common stock, $0.0001 par value per share having an aggregate offering price of up to $10,000,000 (the “Purchase Shares”) as well as 185,454 shares of the Company’s common stock, $0.0001 par value per share, as commitment shares (the “Commitment Shares” and together with the Purchase Shares, the “Shares”) that may be issued from time to time in connection with that certain Common Stock Purchase Agreement (the “Purchase Agreement”), dated December 4, 2020, by and between the Company and Tumim Stone Capital LLC (the “Investor”). The Shares issued by the Company may be offered and sold by the Investor as outlined in the Registration Statement.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus other than as expressly stated herein with respect to the Shares.

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of: (a) the Registration Statement, the Prospectus and the exhibits thereto; (b) the Company’s Certificate of Incorporation, as amended and in effect on the date hereof (the “Certificate of Incorporation”); (c) the Company’s Bylaws, as amended and restated and in effect on the date hereof (the “Bylaws”); (d) the Purchase Agreement, including all exhibits thereto; (e) certain records of the Company’s corporate proceedings as reflected in its minute books; and (f) such statutes, records and other documents as we have deemed necessary or appropriate for the purpose of rendering this opinion. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinions hereinafter expressed.

As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers of the Company. In rendering the opinion expressed below, we have assumed without verification the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, and the authenticity of the originals of such copies.

Based upon and subject to the foregoing and the other matters set forth herein, we are of the opinion that, when (A) the Board of Directors of the Company (the “Board”) has taken all necessary corporate action, in conformity with the Company’s Certificate of Incorporation and Bylaws, to approve the issuance of the Shares, the terms of the offering thereof and related matters, and (B) such Shares have been issued and delivered in accordance with the terms of the Purchase Agreement against payment therefor as provided therein (which shall not be less than par value of the Shares), such Shares will be validly issued, fully paid and nonassessable.

We do not express any opinion herein concerning any law other than the General Corporation Law of the State of Delaware, as in effect on the date hereof, and we express no opinion with respect to the applicability of the laws of any other jurisdiction or any other laws of the State of Delaware, or as to any matters of municipal law or the laws of any local agencies within any state.

This opinion is for your benefit in connection with the Registration Statement and Prospectus and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K filed with the Commission. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. The opinions expressed herein are given as of the date hereof, and we assume no obligation to update or supplement such opinions after the date hereof.

Very truly yours,

/s/ Procopio, Cory, Hargreaves & Savitch LLP

Procopio, Cory, Hargreaves & Savitch LLP